                                                                    EXHIBIT 99.2


                               U.S. $1,500,000,000

                                CREDIT AGREEMENT

                            Dated as of June 11, 2001

                                      among

                          THE WILLIAMS COMPANIES, INC.

                                   as Borrower

                             THE BANKS NAMED HEREIN

                                    as Banks

                               MERRILL LYNCH & CO.

                              as Syndication Agent

                                       and

                          LEHMAN COMMERCIAL PAPER INC.

                             as Documentation Agent

                                       and

                            SALOMON SMITH BARNEY INC.

                        as Lead Arranger and Book Manager

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                Table of Contents

                                                                                                              Page

PRELIMINARY STATEMENTS...........................................................................................1

ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         Section 1.1           Certain Defined Terms.............................................................1

         Section 1.2           Computation of Time Periods......................................................10

         Section 1.3           Accounting Terms.................................................................10

         Section 1.4           Miscellaneous....................................................................10

         Section 1.5           Ratings..........................................................................10

ARTICLE II            AMOUNTS AND TERMS OF THE ADVANCES.........................................................10

         Section 2.1           The Advances.....................................................................10

         Section 2.2           Making the Advances..............................................................11

         Section 2.3           Fees.............................................................................12

         Section 2.4           Reduction of the Commitments.....................................................12

         Section 2.5           Repayment of Advances............................................................12

         Section 2.6           Interest on Advances.............................................................13

         Section 2.7           Additional Interest on Eurodollar Rate Advances..................................13

         Section 2.8           Interest Rate Determination......................................................13

         Section 2.9           Evidence of Debt.................................................................13

         Section 2.10          Prepayments......................................................................14

         Section 2.11          Increased Costs..................................................................14

         Section 2.12          Illegality.......................................................................15

         Section 2.13          Payments and Computations........................................................15

         Section 2.14          Taxes............................................................................16

         Section 2.15          Sharing of Payments, Etc. .......................................................17

         Section 2.16          [Intentionally Blank]............................................................18

         Section 2.17          Optional Termination.............................................................18

         Section 2.18          [Intentionally Blank]............................................................18

         Section 2.19          Voluntary Conversion of Advances.................................................18

         Section 2.20          Automatic Provisions.............................................................18

ARTICLE III           CONDITIONS................................................................................19

         Section 3.1           Conditions Precedent to Initial Advances.........................................19

         Section 3.2           Additional Condition Precedent to Borrowing......................................20

         Section 3.3           Additional Conditions Precedent to Each Borrowing................................20

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................20

         Section 4.1           Representations and Warranties of the Borrower...................................20

ARTICLE V             COVENANTS OF THE BORROWER.................................................................23

         Section 5.1           Affirmative Covenants............................................................23

         Section 5.2           Negative Covenants...............................................................26

ARTICLE VI            EVENTS OF DEFAULT.........................................................................28

         Section 6.1           Events of Default................................................................28


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
ARTICLE VII           THE AGENT, SYNDICATION AGENT AND DOCUMENTATION AGENT......................................30

         Section 7.1           Authorization and Action.........................................................30

         Section 7.2           Administrative Agent's Reliance, Etc. ...........................................30

         Section 7.3           Citibank; Merrill; Lehman........................................................30

         Section 7.4           Bank Credit Decision.............................................................30

         Section 7.5           Indemnification..................................................................31

         Section 7.6           Successor Administrative Agent...................................................31

         Section 7.7           Syndication Agent; Documentation Agent...........................................31

ARTICLE VIII          MISCELLANEOUS.............................................................................31

         Section 8.1           Amendments, Etc. ................................................................31

         Section 8.2           Notices, Etc. ...................................................................32

         Section 8.3           No Waiver; Remedies..............................................................32

         Section 8.4           Costs and Expenses...............................................................32

         Section 8.5           Right of Set-off.................................................................33

         Section 8.6           Binding Effect; Transfers........................................................33

         Section 8.7           Governing Law....................................................................35

         Section 8.8           Interest.........................................................................35

         Section 8.9           Execution in Counterparts........................................................36

         Section 8.10          Survival of Agreements, Representations and Warranties, Etc. ....................36

         Section 8.11          Borrower's Right to Apply Deposits...............................................36

         Section 8.12          Confidentiality..................................................................36

         Section 8.13          WAIVER OF JURY TRIAL.............................................................36

         Section 8.14          Miscellaneous....................................................................36


                             Schedules and Exhibits



Schedule I        -    Bank Information
Schedule II       -    Borrower Information
Schedule III      -    Permitted Liens
Schedule IV       -    Commitments
Schedule V        -    Rating Categories
Schedule VI       -    Environmental Matters - Target

Exhibit A-1       -    Form of Note
Exhibit B-1       -    Notice of Borrowing
Exhibit C         -    Opinion of William G. von Glahn
Exhibit E         -    Existing Loans and Investments in WCG Subsidiaries
Exhibit E-1       -    Sale and Lease-Back Transaction with WCG
Exhibit F         -    Form of Transfer Agreement

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of June 11, 2001 (as may be amended, modified, supplemented, renewed, extended or restated from time to time, this "Agreement"), is by and among THE WILLIAMS COMPANIES, INC., a Delaware corporation ("TWC" or the "Borrower"); the various banks as are or may become parties hereto (collectively, the "Banks"); MERRILL LYNCH & CO., as Syndication Agent, (in such capacity, together with any successors in such capacity, the "Syndication Agent"); LEHMAN COMMERCIAL PAPER INC., as Documentation Agent (in such capacity, together with any successors in such capacity, the "Documentation Agent"); and CITIBANK, N.A., as Administrative Agent (in such capacity, together with any successors in such capacity, the "Administrative Agent"). In consideration of the mutual covenants and agreements contained herein, the Borrower, the Administrative Agent and the Banks hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

         WHEREAS, the Borrower desires to obtain Commitments from the Banks pursuant to which Advances, on the terms and conditions and in the amounts set forth herein, will be made to the Borrower from time to time prior to the Termination Date; and

         WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth (including Article III), to extend such Commitments and make such Advances to the Borrower;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" means the purchase by the Borrower, whether direct or indirect, of shares of stock of the Target in an amount which, when aggregated with shares owned by the Borrower immediately prior to such acquisition, equal the Required Shares pursuant to the terms and conditions of the Offer and in compliance with all Governmental Requirements.

                  "Acquisition Agreement" means any agreement executed by the Borrower or a material U.S. Subsidiary of the Borrower and the Target pursuant to which the Target will be merged with or acquired by the Borrower or such Subsidiary of the Borrower, if any such agreement shall be executed.

                  "Additional Offer Documents" means all amendments and exhibits to, and material documents related to, the Offer and filed with the Securities and Exchange Commission or distributed to stockholders of Target.

                  "Administrative Agent" means Citibank, N.A. in its capacity as administrative agent pursuant to Article VII hereof and any successor Administrative Agent pursuant to Section 7.6.

                  "Advance" means an advance by a Bank to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

                  "Agreement" has the meaning specified in the Preamble.

                  "American Soda" means American Soda, L.L.P., a Colorado limited liability partnership.

                  "Applicable Commitment Fee Rate" means the rate per annum set forth on Schedule V under the heading "Applicable Commitment



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         Fee Rate" for the relevant Rating Category applicable to the Borrower from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to the Borrower changes.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, as to any Eurodollar Rate Advance, the rate per annum set forth in Schedule V under the heading "Applicable Margin" for the relevant Rating Category applicable to the Borrower from time to time. The Applicable Margin for any Eurodollar Rate Advance shall change when and as the relevant applicable Rating Category changes.

                  "Arranger" means Salomon Smith Barney in its capacity as lead arranger and book manager.

                  "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

                  "Authorized Officer" means any of the Chairman, the President, the Chief Financial Officer, any Senior Vice-President or the Treasurer of the Borrower or any other officer of the Borrower specified to the Administrative Agent in writing by any of the aforementioned officers of the Borrower.

                  "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to the last sentence of Section 8.6(a).

                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                       (a) the rate of interest announced publicly by Citibank
              in New York, New York, from time to time, as Citibank's base rate; or

                       (b) 1/2 of one percent per annum above the Federal Funds
              Rate in effect from time to time.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.6(a).

                  "Borrower" means The Williams Companies, Inc., a Delaware corporation.

                  "Borrowing" means a Borrowing consisting of simultaneous Advances of the same Type to the Borrower made by each of the Banks pursuant to Section 2.1.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Cash Holdings" of any Person means the total investment of such Person at the time of determination in:

                       (a) demand deposits and time deposits maturing within one
              year with a Bank (or other commercial banking institution of the stature referred to in clause (d)(i));

                       (b) any note or other evidence of indebtedness, maturing
              not more than one year after such time, issued or guaranteed by the United States Government or by a government of another country which carries a long-term rating of Aaa by Moody's or AAA by S&P;

                       (c) commercial paper, maturing not more than nine
              months from the date of issue, which is issued by

                            (i) a corporation (other than an affiliate of the
                   Borrower) and rated (x) A-1 by S&P, P-1 by Moody's or F-1 by Fitch or (y) lower than set forth in clause (x) above, provided that the value of all such commercial paper shall not exceed 10% of the total value of all commercial paper comprising "Cash Holdings," or



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                            (ii) any Bank (or its holding company) with a rating
                   on its unsecured long term debt of at least AA by S&P or Aa by Moody's;

                       (d) any certificate of deposit or bankers acceptance,
              maturing not more than three years after such time, which is issued by either

                            (i) a commercial banking institution that is a
                   member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $1,000,000,000, or

                            (ii) any Bank with a rating on its unsecured long
                   term debt of at least AA by S&P or Aa by Moody's;

                       (e) notes or other evidences of indebtedness maturing not
              more than three years after such time, issued by

                            (i) a corporation (other than an affiliate of the
                   Borrower) rated AA by S&P or Aa by Moody's, or

                            (ii) any Bank (or its holding company) with a rating
                   on its unsecured long term debt of at least AA by S&P or Aa by Moody's;

                       (f) any repurchase agreement entered into with any Bank
              (or other commercial banking institution of the stature referred to in clause (d)(i)) which

                            (i) is secured by a fully perfected security
                   interest in any obligation of the type described in any of clauses (a) through (d), and

                            (ii) has a market value at the time such repurchase
                   agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder; and

                       (g) money market preferred instruments acquired by
              participation in a Dutch auction (or the equivalent) where the investment is rated no lower than Aa by Moody's or AA by S&P.

                  "Citibank" means Citibank, N.A.

                  "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

                  "Commitment" of any Bank means at any time the amount set opposite or deemed (pursuant to clause (vii) of the last sentence of Section 8.6(a) and as reflected in the relevant Transfer Agreement referred to in such sentence) to be set opposite such Bank's name on
         Schedule IV as such amount may be terminated, reduced or increased after the date hereof, pursuant to Section 2.4, Section 2.17, Section
         6.1 or Section 8.6(a).

                  "Consolidated" refers to the consolidation of the accounts of any Person and its subsidiaries in accordance with generally accepted accounting principles.

                  "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis plus, in the case of the Borrower, the Designated Minority Interests to the extent not otherwise included; provided that, in no event shall the value ascribed to Designated Minority Interests for the Subsidiaries of the Borrower described in clauses (i) through (v) and (vii) of the definition of "Designated Minority Interests" exceed $136,892,000 in the aggregate.

                  "Consolidated Tangible Net Worth" of any Person means the Tangible Net Worth of such Person and its Subsidiaries on a Consolidated basis.

                  "Consummation Date" means the date on which all conditions precedent described in the Offer have been fulfilled in all material respects in accordance with the terms and provisions thereof and the Acquisition is consummated pursuant to the terms of the Offer.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.2, Section 2.19 or Section 2.20.

                  "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services



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         (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition and (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through
         (v) of this definition secured by any Lien on or in respect of any property of such Person; provided, however, that (x) Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule III; (y) in the case of the Borrower, Debt shall not include any contingent obligation of the Borrower relating to indebtedness incurred by any SPV, WCG or a WCG Subsidiary pursuant to the WCG Structured Financing; and (z) it is the understanding of the parties hereto that Debt shall not include any monetary obligations or guaranties of monetary obligations of Persons as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as operating leases.

                  "Designated Minority Interests" of the Borrower means, as of any date of determination, the total of the minority interests in the following Subsidiaries: (i) El Furrial, (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v) American Soda, (vi) the Midstream Asset MLP, and (vii) other Subsidiaries, as presented in the Consolidated balance sheet of the Borrower, in an amount not to exceed in the aggregate $9,000,000 for such other Subsidiaries not referred to in items (i) through (vi); provided that minority interests which provide for a stated preferred cumulative return shall not be included in Designated Minority Interests.

                  "Designating Bank" has the meaning specified in Section
         8.6(d).

                  "Documentation Agent" means Lehman, together with its successors and assigns in such capacity.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.6(a), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "EDGAR" means "Electronic Data Gathering, Analysis and Retrieval" system, a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

                  "Effective Date" means the first date on or before July 15, 2001 on which this Agreement has become effective pursuant to Section 8.6(a) and conditions set forth in Section 3.1 (and Section 3.2 or 3.3, if applicable) have been satisfied (or waived pursuant to Section 8.1).

                  "El Furrial" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

                  "Environment" shall have the meaning set forth in 42 U.S.C. 9601(8) or any successor statute and "Environmental" shall mean pertaining or relating to the Environment.

                  "Environmental Protection Statute" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the regulations promulgated thereunder.



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

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.6(a) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Eurodollar Rate Advance comprising part of the same Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Advance comprising part of the same Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.6(b).

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fitch" means Fitch, Inc.

                  "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

                  "Hazardous Substance" shall have the meaning set forth in 42 U.S.C. Section 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

                  "Hazardous Waste" shall have the meaning set forth in 42 U.S.C. Section 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation 40 C.F.R. Section 261.3).

                  "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base



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

         Rate Advance into a Eurodollar Rate Advance and ending on the corresponding day of the immediately following month (or if there is no corresponding day, the last Business Day of such immediately following month), and thereafter, and so long as no Event of Default shall exist, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the corresponding day of the immediately following month (or if there is no corresponding day, the last Business Day of such immediately following month); provided, that no Interest Period may end after the Termination Date.

                  "Kern River Issuance" means the issuance of securities evidencing Debt of or on behalf of Kern River Gas Transmission Company in an amount of approximately $500,000,000.

                  "Lehman" means Lehman Commercial Paper Inc..

                  "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

                  "Majority Banks" means at any time Banks having more than 50% of the then aggregate unpaid principal amount of the Advances outstanding to Banks, or, if no such principal amount is then outstanding, Banks having more than 50% of the principal amount of the Commitments (provided that for purposes of this definition and Sections 2.17, 6.1 and 7.1 neither the Borrower nor any Subsidiary or Related Party of the Borrower, if a Bank, shall be included in (i) determining the Banks to which outstanding Advances are owed or (ii) determining the aggregate unpaid principal amount of the Advances or the amount of the Commitments). For purposes hereof, Advances made by an SPC shall be considered Advances of its Designating Bank.

                       "Merrill" means Merrill Lynch & Co.

                  "Midstream Asset MLP" means one or more master limited partnerships included in the Consolidated financial statements of the Borrower to which the Borrower has transferred or shall transfer certain assets relating to the distribution, storage and transportation of petroleum products and ammonia, including without limitation marine and inland terminals and related pipeline systems, including, without limitation, Williams Energy Partners L.P.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "Multiyear Williams Credit Agreement" means that certain Credit Agreement of even date herewith among The Williams Companies, Inc., NWP, TGPL and TGT, as Borrowers; the financial institutions party thereto, as "Banks" thereunder; The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents; Credit Lyonnais New York Branch, as Documentation Agent; and Citibank, N.A. as Administrative Agent (as the same may from time to time be amended, supplemented, restated or otherwise modified).

                  "Nebraska Energy" means Nebraska Energy, L.L.C., a Kansas limited liability company.

                  "Net Cash Proceeds" means, with respect to a Securities Insurance, drafts or currency received, or credit balances in a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization established, in each case as proceeds of such Securities Issuance less underwriting discounts and commissions and other reasonable costs and expenses, including reasonable legal costs and expenses, associated with such Securities Issuance.

                  "Net Debt" means for the Borrower as of any date of determination, the excess of (x) the aggregate amount of all Debt of the Borrower and its Subsidiaries on a Consolidated basis, excluding Non-Recourse Debt, over (y) the sum of the Cash Holdings of the Borrower and its Subsidiaries on a Consolidated basis.

                  "Net Worth" of any Person means, as of any date of determination the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles.

                  "Non-Recourse Debt" means Debt incurred by any non-material Subsidiary which is a Non-Borrowing Subsidiary (as defined in the Multiyear Williams Credit Agreement) to finance the acquisition (other than any acquisition from the Borrower or any Subsidiary) or construction of a project, which Debt does not permit or provide for recourse against the Borrower or any Subsidiary of the Borrower (other than the Subsidiary that is to acquire or construct such project) or any property or asset of the Borrower of any Subsidiary of the Borrower (other than the property or assets of the Subsidiary that is to acquire or construct such project). For purposes of this definition, a "non-material Subsidiary" shall mean any Subsidiary of the Borrower, which, as of the date of the most recent Consolidated balance sheet of the Borrower delivered pursuant to Section 5.1 has total assets which account for less than five percent (5%) of the total assets of the Borrower and its Subsidiaries; provided, that the total aggregate assets of the non-material Subsidiaries shall not comprise more than ten percent (10%) of the total assets of the Borrower and its Subsidiaries, as shown in such Consolidated balance sheet.

                  "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, (as such note may be amended, endorsed or otherwise modified from time to time) delivered at the request of such Bank pursuant to Section 2.9 or 8.6, together with any other note accepted from time to time in substitution or replacement therefor.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

                  "Offer" means the offer by Resources Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Borrower, to purchase 16,730,502 shares of common stock of the Target, par value $.01 per share (including the association preferred stock purchase rights, the "Shares"), at $73.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the offer to purchase and in the related letter of transmittal, copies of which are attached as Exhibits (a)(1) and (a)(2) to the Tender Offer Statement on Schedule TO, filed initially with the Securities and Exchange Commission on May 14, 2001, as amended.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means Liens specifically described on
         Schedule III.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.

                  "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                  "Public Filings" means the Borrower's annual report on Form 10-K/A for the year ended December 31, 2000, and the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 2001.

                  "Rating Category" means, as to the Borrower, the relevant category applicable to the Borrower from time to time as set forth on
         Schedule V, which is based on the ratings (or lack thereof) of the Borrower's senior unsecured long-term debt by S&P or Moody's. In the event there is a split between the ratings of the Borrower's senior unsecured long-term debt by S&P and Moody, "Rating Category" shall mean, as to the Borrower, the relevant category applicable to the Borrower from time to time as set forth on Schedule V, which is based on the higher of the ratings of the Borrower's senior unsecured long-term debt by S&P and Moody.

                  "Related Party" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be considered to be a Related Party of the Borrower or any Subsidiary of the Borrower.

                  "Required Shares" means shares of stock of the Target which constitute (a) more than 49% on a fully diluted basis, of the outstanding shares of capital stock having ordinary voting power with respect to election of the board of directors of the Target and (b) more than 49% of all outstanding non-redeemable, non-callable stock.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Securities Issuance" means the issuance by the Borrower or any Subsidiary of the Borrower of any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purpose or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, excluding (1) securities issued by a Subsidiary of the Borrower to the Borrower or to another Subsidiary and debt Securities issued by the Borrower to a Subsidiary; (2) securities issued by the Borrower or any Subsidiary of the Borrower to shareholders in the Target for the purpose of effecting the Acquisition; (3) refinancings, refundings, renewals or extensions of Debt outstanding on the Effective Date, without increasing the principal amount thereof; (4) the issuance of notes pursuant to credit agreements with commercial banks or other financial institutions party to such credit agreements; (5) the issuance of commercial paper in the ordinary course of business; (6) the Kern River Issuance; (7) the WCG Structured Financing; (8) securities, including options, warrants or other convertible securities, issued to officers, employees, directors, consultants and certain other qualified persons pursuant to option plans or similar plans or agreements adopted by the Board of Directors of the Borrower or a Subsidiary; (9) shares of stock issued to a member of the Board of Directors of the Borrower or a Subsidiary of the Borrower for purposes of qualification and (10) the 7.75% Notes.

                  "Seminole" means Seminole Pipeline Company, a Delaware corporation.

                  "7.55% Notes" means the 7.55% Senior Notes due 2007 of Barrett Resources Corporation.

                  "7.75% Notes" means the 7.75% Senior Notes due 2031 of the Borrower.

                  "SPC" has the meaning specified in Section 8.6(d).

                  "SPV" is used as defined in the definition of "WCG Structured Financing."

                  "Stated Termination Date" means November 27, 2001.

                  "Subordinated Debt" means any Debt of the Borrower which is effectively subordinated to the obligations of the Borrower hereunder and under the Notes, if any.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

                  "Syndication Agent" means Merrill in such capacity, together with its successors and assigns in such capacity.

                  "Tangible Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets
         (i) patents, patent applications, trademarks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and other like intangibles, (iii) treasury stock,
         (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (v) unamortized debt discount and expense.

                  "Target" means Barrett Resources Corporation.

                  "Target's Revolving Credit Facility" means that certain Revolving Credit Agreement dated December 15, 2000 among the Target, the Lenders (as defined therein), Banc of America Securities L.L.C., as Sole Lead Arranger and Book Manager, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Issuing Lender and Administrative Agent for the Lenders, as the same may from time to time have been amended.

                  "Termination Date" means the earlier of (i) the Stated Termination Date or (ii) the date of termination in whole of the Commitments pursuant to Section 2.4, 2.17 or 6.1.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

                  "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

                  "Transfer Agreement" has the meaning specified in Section 8.6.

                  "TWC" is defined in the preface of this Agreement.

                  "Type" has the meaning set forth in the definition herein of Advance.

                  "Unrated" means that no senior unsecured long-term debt of the Borrower is rated by S&P and no senior unsecured long-term debt of the Borrower is rated by Moody's.

                  "U.S. Subsidiary" means, with respect to any Person, a Subsidiary of such Person organized in a jurisdiction located in the United States.

                  "WCG" means Williams Communications Group, Inc., a Delaware corporation.

                  "WCG Structured Financing" means a certain series of related transactions completed in anticipation of the spin-off of WCG pursuant to which WCG obtained loans through a special purpose vehicle ("SPV"). Principal of such loans does not exceed in the aggregate $1.5 billion. The Borrower has a contingent obligation with respect to repayment of indebtedness of the SPV in regard to such transaction, which contingent obligation shall terminate in each case no later than four years after the effective date of such transaction and shall be satisfied only through the issuance of equity securities unless further sales of equity securities of the Borrower are not possible or will not result in additional net proceeds.

                  "WCG Subsidiaries" means, collectively, WCG and any direct or indirect Subsidiary of WCG.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the capital stock and other equity interests of which is owned by such Person or any Wholly-Owned Subsidiary of such Person.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "WPC" means Williams Gas Pipelines Central, Inc., a Delaware corporation, formerly Williams Natural Gas Company.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         Section 1.3 Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with general accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect, consistently applied.

         Section 1.4 Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

         Section 1.5 Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of the Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the Borrower Ba1 and other such debt of the Borrower Ba2, the senior unsecured long-term debt of the Borrower shall be deemed to be rated Ba2 by Moody's.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         Section 2.1 The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount outstanding not to exceed at any time such Bank's Commitment. Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Advances of the same Type made to the Borrower on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.1.

         Section 2.2 Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (1) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, 11:00 A.M. (New York City time) at least three Business Days prior to the date of the proposed Borrowing, and (2) in the case of a proposed Borrowing comprised of Base Rate Advances, 10:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopy, telex or cable in substantially the form of Exhibit B hereto, executed by the Borrower and specifying therein the requested date of such Borrowing (which shall be a Business Day), initial Type of Advances comprising such Borrowing and the aggregate amount of such Borrowing. Each Bank shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its New York address referred to in Section 8.2, in same day funds, such Bank's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

         (b) Anything herein to the contrary notwithstanding:

                  (i) at no time shall there be outstanding to the Borrower more than ten Borrowings comprised of Eurodollar Rate Advances;

                  (ii) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000;

                  (iii) if the Majority Banks shall notify the Administrative Agent that either (A) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advances will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances for such Interest Period, or (B) that U.S. dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, or it is otherwise impossible to have Eurodollar Rate Advances, the Administrative Agent shall forthwith so notify the Borrower and the Banks, whereupon (I) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (II) the obligations of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent, at the request of the Majority Banks, shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.2(b)(v), each Advance comprising any requested Borrowing shall be a Base Rate Advance;

                  (iv) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.2(b)(v), each Advance comprising any requested Borrowing shall be a Base Rate Advance; and

                  (v) if the Borrower has requested a proposed Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.2(b)(iii) or (iv) such Borrowing would not consist of Eurodollar Rate Advances, the Borrower may, by notice given not later than 3:00 P.M. (New York City time) at least one Business Day prior to the date such proposed Borrowing would otherwise be made, cancel such Borrowing, in which case such Borrowing shall be canceled and no Advances shall be made as a result of such requested Borrowing, but the Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.2(c).

         (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower, except as set forth in Section 2.2(b)(v). In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Administrative Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense. If a Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances is not made as a Borrowing comprised of Eurodollar Rate Advances as a result of Section 2.2(b), the Borrower shall indemnify each Bank against any loss (excluding loss of profits), cost or expense incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank prior to the time such Bank is actually aware that such Borrowing will not be so made to fund the Advance to be made by such Bank as part of such Borrowing. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Administrative Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense.

         (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

         (e) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

         Section 2.3 Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment to the Borrower from the date hereof until the Termination Date at a rate per annum from time to time equal to the Applicable Commitment Fee Rate from time to time, payable in arrears on the last day of each March, June, September and December during the term such Bank has any Commitment and on the Termination Date.

         (b) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its sole account, such fees as may be separately agreed to in writing by the Borrower and the Administrative Agent.

         Section 2.4 Reduction of the Commitments.

         (a) The Borrower shall have the right, upon at least five Business Days notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided that each partial reduction shall be in the aggregate amount of at least $10,000,000; and provided further, that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to the Borrower.

         (b) On the first Business Day following the receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds from a Securities Issuance after the Effective Date, the aggregate Commitments shall be permanently reduced by an amount equal to such Net Cash Proceeds. If the aggregate principal amount outstanding of Advances shall exceed the aggregate Commitments after such reduction, the Borrower shall repay Advances in the amount of such excess (i) in the case of Base Rate Advances, no later than the first Business Day following the receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds from such Securities Issuance and (ii) in the case of Eurodollar Rate Advances, on the last day of the then existing Interest Period. Such mandatory prepayments shall be allocated among Types of Advances and tranches of Eurodollar Rate Advances to afford the earliest possible repayment pursuant to the foregoing provisions.

         Section 2.5 Repayment of Advances. The Borrower shall repay, on the Stated Termination Date or such earlier date as the Notes may be declared due pursuant to Article VI, the unpaid principal amount of each Advance made by each Bank to the Borrower.

         Section 2.6 Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank to the Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. At such times as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Advance shall be Converted or paid in full; provided that any amount of principal of any Base Rate Advance, interest, fees and other amounts payable hereunder (other than principal of any Eurodollar Rate Advance) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum.

         (b) Eurodollar Rate Advances. At such times as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for such Advance, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the rate per annum required to be paid on such Advance at such time plus 2% per annum.

         Section 2.7 Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Administrative Agent. A certificate as to the amount of such additional interest submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section 2.7 for any period more than 90 days prior to the date such Bank notifies the Borrower that additional interest may be charged pursuant to this Section 2.7.

         Section 2.8 Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate for each Eurodollar Rate Advance determined by the Administrative Agent for purposes of Section 2.6(b).

         Section 2.9 Evidence of Debt.

         (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Bank resulting from each Advance made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

         (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

         (c) The entries made in good faith in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

         (d) Any Bank may request that the Advances made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note payable to the order of such Bank. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times

(including after assignment pursuant to Section 8.6) be represented by one or more Notes payable to the order of the payee named therein.

         Section 2.10 Prepayments.

         (a) The Borrower shall not have any right to prepay any principal amount of any Advance, except as provided in this Section 2.10.

         (b) The Borrower shall (i) in respect of Base Rate Advances, upon notice to the Administrative Agent before 10:00 A.M. (New York City time) on the date of prepayment and (ii) in respect of Eurodollar Rate Advances, upon at least three Business Days' notice to the Administrative Agent, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 8.4(b) as a result of such prepayment; provided, however, that each partial prepayment pursuant to this Section 2.10(b) shall be in an aggregate principal amount not less than $5,000,000 and in an aggregate principal amount such that after giving effect thereto (1) no Borrowing comprised of Base Rate Advances shall have a principal amount outstanding of less than $5,000,000 and (2) no Borrowing comprised of Eurodollar Rate Advances shall have a principal amount outstanding of less than $10,000,000.

         (c) The Borrower will give notice to the Administrative Agent, at or before the time of each prepayment by the Borrower of Advances, pursuant to this
Section 2.10 specifying the Advances which are to be prepaid and the amount of such prepayment to be applied to such Advances. Each payment of any Advance pursuant to this Section 2.10 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

         (d) The Borrower shall be required to prepay Advances as set forth in Article 2.4(b).

         Section 2.11 Increased Costs.

         (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be prima facie evidence of the amount of such increased cost. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies the Borrower of any such introduction, change, compliance or proposed compliance.

         (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend to the Borrower hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrower and the Administrative Agent by such Bank, shall be prima facie evidence of the amount of such additional amounts. No Bank shall have any right to recover any additional amounts under this Section 2.11(b) for any period more than 90 days prior to the date such Bank notifies the Borrower of any such compliance.

         (c) In the event that any Bank makes a demand for payment under Sections 2.7, Section 2.14 or this Section 2.11, the Borrower may within ninety
(90) days of such demand, if no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the last sentence of Section 8.6(a) (including execution of an appropriate Transfer Agreement); provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement bank (unless such replacement bank is already a Bank prior to such replacement) shall be reasonably satisfactory to the Administrative Agent, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Commitment in the amount of the Commitment of such Bank immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Commitment of such Bank to the Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and
(iv) such other actions shall be taken by the Borrower, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of new Note(s) to such replacement bank if requested by such replacement bank or if required pursuant to Section 2.9, redelivery to the Borrower in due course of the Note(s) of the Borrower payable to such Bank and specification of the information contemplated by Schedule I as to such replacement bank).

         (d) Before making any demand under this Section 2.11, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         Section 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or that any central bank or other governmental or monetary authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make, or Convert a Base Rate Advance into, a Eurodollar Rate Advance or to continue to fund or maintain any Eurodollar Rate Advance, then, on notice thereof to the Borrower by the Administrative Agent, (i) the obligation of each of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent, at the request of the Majority Banks, shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding together with all accrued interest thereon and all amounts payable pursuant to
Section 8.4(b), unless each Bank shall determine in good faith in its sole opinion that it is lawful to maintain the Eurodollar Rate Advances made by such Bank to the end of the respective Interest Periods then applicable thereto or unless the Borrower, within five Business Days of notice from the Administrative Agent, Convert all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.19.

         (a) If legally permissible, before delivering any notice to the Administrative Agent under this Section 2.12 regarding illegality of Eurodollar Rate Advances, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         Section 2.13 Payments and Computations.

         (a) The Borrower shall make each payment hereunder to be made by it not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its New York address referred to in Section 8.2 in same day funds, without deduction, counterclaim or offset of any kind. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (other than amounts payable pursuant to Sections 2.2(c), 2.7, 2.11, 2.14, 2.16 or 8.4(b)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fee paid to the Administrative Agent pursuant to Section 2.3(b), any auction fee paid to the Administrative Agent pursuant to Section 2.16(a)(i) or any other fee paid to the Administrative Agent, as such.

         (b) [Intentionally Blank]

         (c) (i) All computations of interest based on clause (a) of the definition herein of Base Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and (ii) all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (b) of the definition herein of Base Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.7 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.7, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to any Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.14 Taxes.

         (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Administrative Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (ii) taxes imposed as a result of a present or former connection between such Bank or the Administrative Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof, other than any such connection arising solely from the Bank or Administrative Agent having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under the Notes executed by it or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or such Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) owed and paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent, as the case may be, makes written demand therefor; provided that, the Borrower shall have no liability pursuant to this clause (c) of this Section 2.14 to indemnify a Bank or the Administrative Agent for Taxes or Other Taxes which were paid by such Bank or the Administrative Agent more than ninety days prior to such written demand for indemnification.

         (d) In the event that a Bank or the Administrative Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank or Administrative Agent shall promptly notify the Borrower in writing and provide the Borrower with a copy of such communication. The Administrative Agent or a

Bank's failure to provide a copy of such communication to the Borrower shall not relieve the Borrower of any of its obligations under Section 2.14(c).

         (e) Within 30 days after the date of the payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Administrative Agent would not be entitled but for the payment by the Borrower of Taxes as required by this
Section 2.14 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Administrative Agent, as the case may be, in its reasonable judgment), such Bank or the Administrative Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Administrative Agent, as the case may be, and determined by such Bank or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

         (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date of the Transfer Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Bank that has certified that it is not a "bank" as described above, certifying that such Bank is a foreign corporation. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.

         (g) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 2.14 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank in recovering such Taxes.

         (h) Any Bank claiming any additional amounts payable pursuant to this
Section 2.14 agrees to use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

         (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

         (j) Notwithstanding any provision of this Agreement or the Notes, if any, to the contrary, this Section 2.14 shall be the sole provision governing indemnities and claims for taxes under this Agreement and the Notes, if any.

         Section 2.15 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it (other than pursuant to Sections 2.2(c), 2.7, 2.11, 2.14 or 8.4(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances owed to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.16 [Intentionally Blank].

         Section 2.17 Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or of any Subsidiary of the Borrower) or two or more Persons acting in concert (other than any group of employees of the Borrower or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower or who were elected by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause
(ii) shall cease for any reason (other than as a result of death, incapacity or normal retirement) to constitute a majority of the board of directors of the Borrower, or (iii) any Person (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a merger or purchase agreement with the Borrower pursuant to which such Person or Persons shall have acquired the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; then the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice of the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and the Borrower shall not have any further right to borrow hereunder and (ii) shall at the request, or may with the consent, of the Majority Banks declare the principal of the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement to be forthwith due and payable, whereupon such principal of the Advances, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower.

         Section 2.18 [Intentionally Blank].

         Section 2.19 Voluntary Conversion of Advances. The Borrower may on any Business Day, if no Event of Default then exists, upon notice (which shall be irrevocable) given to the Administrative Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed conversion, and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion, and subject to the provisions of Sections 2.2 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided that (i) no Conversion of any Eurodollar Rate Advances shall occur on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, except as contemplated by Section 2.12, and (ii) Advances may not be Converted into Eurodollar Rate Advances if the aggregate unpaid principal amount of the Advances is less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

         Section 2.20 Automatic Provisions.

         (a) If no Event of Default shall exist, the Administrative Agent will forthwith so notify the Borrower and the Banks, and such Advances will automatically, on the last day of the then existing Interest Period therefor, continue as Eurodollar Rate Advances with an Interest Period of one month. If any Event of Default shall exist, such Advances shall convert into Base Rate Advances on the last day of the then existing Interest Period.

         (b) On the date on which the aggregate unpaid principal amount of the Eurodollar Rate Advances of the Borrower shall be reduced to less than $10,000,000, all of such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

                                   ARTICLE III

                                   CONDITIONS

         Section 3.1 Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the date hereof is subject to the condition precedent that the Administrative Agent shall have received on or before the date of such Advance, each dated on or before such date, in form and substance satisfactory to the Administrative Agent and (except for the Notes, if any) in sufficient copies for each Bank:

         (a) The Notes executed by the Borrower to the order of each of the respective Banks which has requested a Note prior to the date hereof and this Agreement executed by the Borrower.

         (b) Certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of the Borrower authorizing the execution of this Agreement and the Notes, to the extent such Notes may be requested by the Banks.

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that attached thereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Borrower, together with any amendments thereto, and (ii) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, Notices of Borrowing and any Notes to be executed by the Borrower and any other documents to be delivered hereunder by the Borrower.

         (d) An opinion of William G. von Glahn, General Counsel of the Borrower, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

         (e) [Intentionally blank]

         (f) The financial statements described in Section 4.1(e) hereof.

         (g) A certificate from an Authorized Officer of the Borrower, dated as of the Effective Date, certifying that attached thereto is a true and correct copy of the Offer and the Additional Offer Documents and certifying that:

                  (i) On and as of the Effective Date, and except as otherwise previously disclosed pursuant to the provisions hereof, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of Advances or which could reasonably be expected to impair materially the right or ability of Borrower to effect the Acquisition substantially in accordance with the terms and conditions of the Offer and to comply with the requirements of Section 5.1(e) hereof;

                  (ii) The Offer, at the time of the mailing thereof to the shareholders of Target, and any documents, at the time of mailing thereof, mailed to Target shareholders in relation to any Acquisition Agreement did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein contained, in light of the circumstances under which made, not misleading;

                  (iii) The Borrower has received all governmental and third party approvals necessary in connection with the Acquisition and the financing contemplated by this Agreement and such approvals are in full force and effect; and

                  (iv) Shares of stock issued by the Target which have been tendered pursuant to the Offer and have not been withdrawn, when aggregated with shares owned by the Borrower, constitute more than 50% of the shares of the Target.

         (h) A certificate of an officer of the Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as in effect on the date of this Agreement.

         (i) The Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger and the Banks shall have received all fees and other amounts due and payable pursuant to any letter agreement in regard to fees, this Agreement or any other Loan Document, including, to the extent invoiced, reimbursement or payment of expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder.

         Section 3.2 Additional Condition Precedent to Borrowing. (a) The obligation of each Bank to make any Advance the proceeds of which shall be used for purposes described in Section 5.2(k)(ii) shall be subject to the further conditions precedent that:

                  (i) the Acquisition shall have been consummated and the conditions set forth in Section 5.1(e) satisfied; and

                  (ii) the Administrative Agent shall have received evidence satisfactory to it of the payment in full of the principal, accrued interest and fees and all other obligations owed by the Target pursuant to the Target's Revolving Credit Facility, which payments may be made with the proceeds of such Borrowing.

         (b) The obligation of each Bank to make any Advance to the Borrower the proceeds of which shall be used for purposes described in Section 5.2(k)(iii) shall be subject to the further conditions precedent that on the date of such Borrowing

                  (i) the Administrative Agent shall have received, dated as of the date of such Borrowing, certified copies of all necessary approvals and authorizations (if any) relating to the refinancing of the 7.55% Notes; and

                  (ii) the Administrative Agent shall have received evidence satisfactory to it of the payment in full (or the establishment of reserves sufficient to defease the payment in full) of the principal, accrued interest and fees and all other obligations owed by the Target pursuant to the 7.55% Notes, which payments may be made with the proceeds of such Borrowing.

         Section 3.3 Additional Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (a) The representations and warranties contained in Section
         4.1 pertaining to the Borrower and its Subsidiaries are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (c) After giving effect to such Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) The Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of the Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of the Borrower has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Subsidiaries taken as a whole.

         To the best of Borrower's knowledge, the Target is duly organized, validly existing and in good standing under the laws of the state of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Target and its Subsidiaries, taken as a whole. Each material Subsidiary of the Target is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Target and its Subsidiaries taken as a whole. Each material Subsidiary of the Target has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Target and its Subsidiaries taken as a whole.

         (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, if any, delivered hereunder and the consummation of the transactions contemplated by this Agreement, including the Acquisition, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or by-laws or (ii) any law or contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, if any, or the consummation of the transactions, including the Acquisition, contemplated by this Agreement, except those previously disclosed pursuant to Section 3.1(g)(iii).

         (d) This Agreement has been duly executed and delivered by the Borrower. This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The Notes, if any, are, or when executed will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         (e) (i) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present, (in the case of such balance sheets as at March 31, 2001, and such statements of income and cash flows for the three months then ended, subject to year-end audit adjustments) the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2000, there has been no material adverse change in the condition or operations of the Borrower or its Subsidiaries. The Borrower has also provided to the Banks and the Administrative Agent copies of all material financial statements (including pro forma financial statements) reports, notices and proxy statements sent by the Borrower to its stockholders and the stockholders of the Target and all Securities and Exchange commission filings concerning the Offer.

                  (ii) To the best knowledge of the Borrower, the Consolidated balance sheets of the Target and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and cash flows of the Target and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of the Target and its Subsidiaries as at March 31, 2001, and the related Consolidated statements of income and cash flows of the Target and its Subsidiaries for the three months then ended, copies of which have been furnished to each Bank, fairly present, (in the case of such balance sheets as at March 31, 2001, and such statements of income and cash flows for the three months then ended, subject to year-end audit adjustments) the Consolidated financial condition of the Target and its Subsidiaries as at such dates and the Consolidated results of operations of the Target and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2000, there has been no material adverse change in the condition or operations of the Target or its Subsidiaries. The Borrower has also provided to the Banks and the Administrative Agent copies of all material financial statements (including pro forma financial statements) reports, notices and proxy statements sent by the Target to its stockholders and Securities and Exchange Commission filings concerning the Offer.

                  (iii) Borrower has heretofore furnished to the Banks and the Administrative Agent the pro forma balance sheet of Borrower and its Subsidiaries after giving effect to the Acquisition. Such pro forma balance sheet presents fairly, in all material respects, the estimated financial position of Borrower and its Subsidiaries on a pro form basis as of the Consummation Date and the projected results of operations for such period in accordance with GAAP consistently applied.

         (f) (i) Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Administrative Agent after the date hereof and approved by the Majority Banks, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any material Subsidiary of the Borrower before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  (ii) To the best knowledge of the Borrower, as of the Effective Date, there is no pending or threatened action or proceeding affecting the Target or any material Subsidiary of the Target before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Target and its Subsidiaries taken as a whole.

         (g) No proceeds of any Advance has been or will be used for any purpose or in any manner not permitted by Section 5.2(k).

         (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.2(k)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower subject to the provisions of Section 5.2(a) (the "Affected Assets") will be represented by such margin stock and not more than 25% of the value of the Affected Assets of the Borrower and its Subsidiaries will be represented by such margin stock.

         (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a material adverse effect on the Borrower or any material Subsidiary of the Borrower. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Borrower is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have any material adverse effect on the Borrower, any material Subsidiary of the Borrower or any ERISA Affiliate of the Borrower.

         (k) As of the date of this Agreement, the United States federal income tax returns of the Borrower and its material Subsidiaries have been examined through the fiscal year ended December 31, 1993. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and the material Subsidiaries of the Borrower in respect of taxes are adequate.

         (l) The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (m) Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Administrative Agent after the date hereof and approved by the Majority Banks, the Borrower and its material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Administrative Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of the Borrower and its Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding the Borrower referred to in Section 4.1(e) and delivered to each Bank and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Borrower reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, conditions or operations of the Borrower and its Subsidiaries, taken as a whole.

         (n) To the best of Borrower's knowledge, after due inquiry, except as disclosed on Schedule VI, the Target and its material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. To the best of Borrower's knowledge, except as disclosed on Schedule VI, the aggregate contingent and non-contingent liabilities of the Target and its Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding the Target referred to in Section 4.1(e) and delivered to each Bank and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Target reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, conditions or operations of the Target and its Subsidiaries, taken as a whole.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         Section 5.1 Affirmative Covenants. So long as any Note shall remain unpaid, any Advance shall remain outstanding or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subsidiaries; provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or such Subsidiary, as the case may be.

         (b) Reporting Requirements. Furnish to each of the Banks:

                  (i) as soon as possible and in any event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth the details of such Event of Default or event and the actions, if any, which the Borrower has taken and proposes to take with respect thereto;

                  (ii) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this clause (ii) of Section 5.1(b) is readily available on-line through EDGAR, the Borrower shall not be obligated to furnish copies of such financial statement. An authorized financial officer of the Borrower shall furnish a certificate (a) stating that he has no knowledge that an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Section 5.2(b).

                  (iii) as soon as available and in any event not later than 105 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks; provided that if any financial statement referred to in this clause (iii) of Section 5.1(b) is readily available on-line through EDGAR, such Borrower shall not be obligated to furnish copies of such financial statement. The Borrower shall also deliver in conjunction with such financial statements, a certificate of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Section 5.2(b);

                  (iv) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its material Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request;

                  (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower sends to any of its security holders, and copies of all final reports and final registration statements which the Borrower or any material Subsidiary of the Borrower files with the Securities and Exchange Commission or any national securities exchange; provided that, if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, the Borrower or material Subsidiary shall not be obligated to furnish copies thereof;

                  (vi) as soon as possible and in any event within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (A) that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on the Borrower or any material Subsidiary of the Borrower or any ERISA Affiliate or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on the Borrower or any material Subsidiary of the Borrower or any ERISA Affiliate, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Subsidiary or ERISA Affiliate proposes to take with respect thereto;

                  (vii) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA

         Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (viii) within 30 days following request therefor by any Bank, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of the Borrower or any ERISA Affiliate with respect to each Plan;

                  (ix) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above that, in each case, could have a material adverse effect on the Borrower or any ERISA Affiliate;

                  (x) not more than 60 days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Borrower) after the end of each fiscal quarter of the Borrower, a certificate of an authorized financial officer of the Borrower stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as of the last day of such quarter;

                  (xi) promptly after any withdrawal or termination of any letter of credit, guaranty, insurance or other credit enhancement referred to in the second to last sentence of Section 1.5 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of the Borrower by S&P or Moody's, notice thereof; and

                  (xii) not more than 10 Business Days after the Effective Date, a certificate of an Authorized Officer of the Borrower that the Target is duly organized, validly existing and in good standing under the laws of the state of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Target and its Subsidiaries, taken as a whole.

         (c) Maintenance of Insurance. Maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or its Subsidiaries operate, provided that the Borrower or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

         (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (i) in the case of any Subsidiary of the Borrower, where the failure of such Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole; (ii) in the case of the Borrower, where the failure of the Borrower to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole, (iii) the Borrower and its Subsidiaries may consummate any merger or consolidation permitted pursuant to Section 5.2(c), and (iv) the Borrower and any of its Subsidiaries may be converted into a limited liability company by statutory election; provided that any such conversion of the Borrower shall not affect its liabilities and obligations to the Banks pursuant to this Agreement.

         (e) Acquisition of Target.

                  (i) On the Consummation Date, Borrower shall deliver to the Administrative Agent a certificate from an Authorized Officer of Borrower certifying that attached thereto is a true and correct copy of the Offer and the Additional Offer Documents as of the Consummation Date and certifying that:

                       (A) On and as of the Consummation Date, Borrower has
              directly or indirectly taken up and paid for, substantially in accordance with the terms and conditions of the Offer and in compliance with all Governmental Requirements, shares of the Target which, constitute the Required Shares;

                       (B) As of the Consummation Date, the Offer and any
              documents mailed to Target shareholders in relation to the Offer or any Acquisition Agreement did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein contained, in light of the circumstances under which made, not misleading;

                       (C) All conditions precedent described in the Offer have
              been fulfilled in all material respects in accordance with the terms and provisions thereof; and

                       (D) On and as of the Consummation Date, all of the shares
              of Target taken up and paid for by Borrower under the Offer will be capable of being voted by Borrower.

                  (ii) The Borrower shall deliver to the Administrative Agent a certificate from an Authorized Officer of the Borrower dated as of the Consummation Date, certifying that (A) when aggregated with the shares of common stock currently owned by Borrower, more than 50% of the shares of the Target have been tendered pursuant to the Offer (or are otherwise owned) and (B) if available, attached thereto is a true and correct copy of the correspondence from the depository institution under the Offer addressed to Borrower or one of its material U.S. Subsidiaries confirming that, when aggregated with the shares of common stock currently owned by Borrower, more than 50% of the shares of the Target have been tendered pursuant to the Offer (or are otherwise owned).

                  (iii) After the occurrence of the Consummation Date, the Borrower shall cause the Target to undertake and complete in accordance with all Governmental Requirements all necessary actions, and make and obtain all necessary filings and governmental approvals and other approvals and consents necessary to complete (whether pursuant to or as a result of a merger or otherwise), on or before the date which is 120 days after the Consummation Date the acquisition of all shares of the Target not previously acquired pursuant to the Offer (or otherwise), if any.

         Section 5.2 Negative Covenants. So long as any Note shall remain unpaid, any Advance shall remain outstanding or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

         (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except, that the Borrower may create, incur, assume or suffer to exist Permitted Liens.

         (b) Debt. Permit the ratio of (A) the aggregate amount of Net Debt of the Borrower to (B) the sum of the Consolidated Net Worth of the Borrower plus Net Debt of the Borrower to exceed 0.65 to 1.0 at any time.

         (c) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.2(c) shall not prohibit:

                  (i) the Borrower and its Subsidiaries from selling, leasing or otherwise transferring their respective assets in the ordinary course of business;

                  (ii) any merger, consolidation or sale, lease or other transfer of assets involving only the Borrower and its Subsidiaries; provided, however, that transactions under this paragraph (ii) shall be permitted if, and only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and (y) in the case of each transaction referred to in this paragraph (ii) involving the Borrower or any of its Subsidiaries, such transaction could not reasonably be expected to impair materially the ability of the Borrower to perform its obligations hereunder and under any Notes issued pursuant hereto and the Borrower shall continue to exist;

                  (iii) the Borrower and its Subsidiaries from selling, leasing or otherwise transferring their respective gathering assets and other production area facilities, or the stock of any Person substantially all of the assets of which are gathering assets and other production area facilities, to the Borrower or any Subsidiary of the Borrower for consideration that is not materially less than the net book value of such assets and facilities; provided, however, that transactions under this paragraph (iii) shall be permitted if, and only if, there shall not exist or such transaction shall not result in an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default;

                  (iv) sales of receivables of any kind; or

                  (v) any merger, consolidation, sale, lease or transfer pursuant to the Acquisition or Section 5.1(e)(iii).

         (d) Agreements to Restrict Dividends and Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Borrower or to any Subsidiary of the Borrower; or (ii) to make loans or advances to the Borrower or any Subsidiary of the Borrower, except
(1) encumbrances and restrictions on any immaterial Subsidiary of the Borrower,
(2) those encumbrances and restrictions existing on the date hereof, (3) consensual encumbrances and restrictions on the ability of any SPV to make or pay distributions, dividends, loans or advances to the Borrower or its Subsidiaries if such encumbrances and restrictions are pursuant to documents governing the WCG Structured Financing and apply only to assets of such SPV which are directly related to the WCG Structured Financing, and (4) other customary encumbrances and restrictions now or hereafter existing of the Borrower or any of its Subsidiaries entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Borrower or its Subsidiaries existing on the date hereof.

         (e) Loans and Advances; Investments. Make or permit to remain outstanding, or allow any of its Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt securities of, any WCG Subsidiary, except that the Borrower and its Subsidiaries may permit to remain outstanding loans and advances to a WCG Subsidiary existing as of the date hereof and listed on Exhibit E hereof (and such WCG Subsidiaries may permit such loans and advances to remain outstanding) and the Borrower or one or more Subsidiaries of the Borrower may act as lessor in a Sale and Lease-Back Transaction described in Exhibit E-1 with respect to the assets described in Exhibit E-1. Except for those investments in existence on the date hereof and listed on Exhibit E hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, acquire or otherwise invest in any stock or other equity or other ownership interest in a WCG Subsidiary.

         (f) Maintenance of Ownership of Certain Subsidiaries. Sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any shares of or any interest in any shares of the capital stock of or other ownership interests in (1) WPC, TGPL, TGT or NWP, or any of their respective material Subsidiaries or (2) any Subsidiary of the Borrower at the time it owns any shares of or any interest in any shares of the capital stock of or other ownership interests in WPC, TGPL, TGT or NWP or any of their respective material Subsidiaries; provided, however, that this Section 5.2(f) shall not prohibit the sale or other disposition of the stock of any Subsidiary of the Borrower to the Borrower or any Wholly-Owned Subsidiary of the Borrower if, but only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving the Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Borrower to perform its obligations hereunder and under the Notes and the Borrower shall continue to exist. Nothing herein shall be construed to permit the Borrower or any of its Subsidiaries to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by clause (e) of this
Section 5.2.

         (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material liability of the Borrower or any ERISA Affiliate or any material Subsidiary to the PBGC, or (ii) permit to exist any occurrence of any Termination Event with respect to a Plan which would have a material adverse effect on the Borrower or any material Subsidiary.

         (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any material Subsidiary of the Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of the Borrower or of such Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Borrower or such Subsidiary in the good faith judgment of the Borrower.

         (i) Guarantees. After the date of this Agreement, enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise insure a WCG Subsidiary against loss; provided that the Borrower or a Subsidiary of the Borrower may be contingently liable with respect to the indebtedness or return on and of equity incurred pursuant to the WCG Structured Financing.

         (j) Sale and Lease-Back Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph (z) of Schedule III.

         (k) Use of Proceeds. Use any proceeds of any Advance for any purpose other than (i) for purchase of the Required Shares as required to effect the Acquisition pursuant to the Offer, together with the payment or reimbursement of reasonable expenses of the Borrower (including fees, charges and expenses of counsel) incurred in connection with the Offer and the Acquisition; (ii) the repayment of obligations of the Target outstanding pursuant to the Target's Revolving Credit Facility; or (iii) the repayment of the 7.55% Notes; provided, however, that no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than the purchase of the Required Shares and other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than the Target and Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) in violation of Regulation U. The Borrower may not use any Advance to make any loan or advance to, or own, purchase or acquire any obligations or debt securities of, WCG or any of its Subsidiaries or to acquire or otherwise invest in any stock or other equity or other ownership interest in WCG or any of its Subsidiaries.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         Section 6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Advance or any Note executed by it when the same becomes due and payable, or shall fail to pay any interest on any Advance or on any Note or any fee or other amount to be paid by it hereunder within ten days after the same becomes due and payable; or

         (b) Any certification, representation or warranty made by the Borrower herein or by the Borrower (or any officer of the Borrower) in writing under or in connection with this Agreement or any instrument executed in connection herewith (including, without limitation, representations and warranties deemed made pursuant to Section 3.6) shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5. 1 (b) on its part to be performed or observed and such failure shall continue for ten Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank or the date the Borrower shall have knowledge of such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5. 1
(b)) or any Note on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank or the date the Borrower shall have knowledge of such failure; or

         (d) The Borrower or any Subsidiary of the Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate (excluding Debt incurred pursuant to any Advance) of the Borrower and/or such Subsidiary (as the case may be), when the same becomes due and payable

(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as required pursuant to an illegality event of the type set forth in Section 2.12), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.1(d) shall not apply to any Non-Recourse Debt of any Subsidiary of the Borrower which is a Non-Borrowing Subsidiary as defined in and pursuant to the Multiyear Williams Credit Agreement; or

         (e) The Borrower or any material Subsidiary of the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any material Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any material Subsidiary of the Borrower shall take any action to authorize any of the actions set forth above in this subsection
(e); or

         (f) Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against the Borrower or any material Subsidiary of the Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause
(ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $75,000,000; or

         (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $75,000,000 in the aggregate or requires payments exceeding $50,000,000 per annum; or

         (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $75,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of Banks owed more than 50% in principal amount of the Advances then outstanding or, if no Advances are then outstanding, Banks having more than 50% of the principal amount of the Commitments, by notice to the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of Banks owed more than 50% in principal amount of the Advances then outstanding or if no Advances are then outstanding, Banks having more than 50% of the principal amount of the Commitments, by notice to the Borrower, declare the principal of the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement to be forthwith due and payable, whereupon such principal of the Advances, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower; provided, however, that in the event of any Event of Default described in Section 6.1(e), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the principal of the Advances outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower. For purposes of this Section 6.1, any Advance owed to an SPC shall be deemed to be owed to its Designating Bank.

                                   ARTICLE VII

            THE AGENT, SYNDICATION AGENT AND DOCUMENTATION AGENT

         Section 7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the terms of this Agreement or collection of the principal of, and interest on the Advances, fees and any other amounts due and payable pursuant to this Agreement), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Banks owed more than 50% of the principal amount of the Advances then outstanding or, if no Advances are then outstanding, Banks having more than 50% of the Commitments, and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Note, this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         Section 7.2 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat a Bank as the obligee of any Advance or, if applicable, the payee of any Note until the Administrative Agent receives and accepts a Transfer Agreement executed by the Borrower (if required pursuant to Section 8.6), the Bank which is the assignor Bank, and the assignee in accordance with the last sentence of Section 8.6(a); (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including a Note requested by a Bank, delivered to a Bank pursuant to Section 8.6 or otherwise held by a
Bank); and (vi) shall incur no liability under or in respect of any, Note or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 7.3 Citibank; Merrill; Lehman. With respect to its Commitments, the Advances made by it and the Notes, if any, issued to it, Citibank shall have the same rights and powers under such Note and this Agreement as any other Bank and may exercise the same as though it was not the Administrative Agent; with respect to its Commitments, the Advances made by it and the Notes, if any, issued to it, each of Merrill and Lehman shall have the rights and powers under any Note and this Agreement as any other Bank and may exercise the same as though it was not a Syndication Agent or Documentation Agent, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of Citibank, Merrill and Lehman in its individual capacity. Citibank, Merrill and Lehman and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary of the Borrower, any Person who may do business with or own, directly or indirectly, securities of the Borrower or any such Subsidiary and any other Person, all as if Citibank were not the Administrative Agent, Merrill were not the Syndication Agent and Lehman were not the Documentation Agent without any duty to account therefor to the Banks.

         Section 7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger or any other Bank and based on the financial statements referred to in Section 4.1(e) and such other documents and information as it has deemed appropriate. made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note or this Agreement.

         Section 7.5 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding or if any Advances are held by Persons which are not Banks, ratably according to either (i) the respective amounts of their Commitments, or (ii) if all Commitments have terminated, the respective amounts of the Commitments immediately prior to the time the Commitments terminated), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agents gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

         Section 7.6 Successor Administrative Agent. The Administrative Agent may resign at any time as Administrative Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists), a successor Administrative Agent from among the Banks. If no successor Administrative Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent under this Agreement by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and shall function as the Administrative Agent under this Agreement, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring Administrative Agents resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 7.7 Syndication Agent; Documentation Agent. The Syndication Agent and the Documentation Agent have no duties or obligations under this Agreement. Neither the Syndication Agent nor the Documentation Agent shall have, by reason of this Agreement or the Notes, a fiduciary relationship in respect of any Bank or the holder of any Note, and nothing in this Agreement or the Notes, express or implied, is intended or shall be so construed to impose on either the Syndication Agent or the Documentation Agent any obligation in respect of this Agreement or the Notes.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the outstanding Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the outstanding Advances or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of this Agreement, (f) change the definition of Majority Banks or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement,
(g) amend Section 8.6(b) or (h) amend this Section 8.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Note or this Agreement.

         Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Bank, as specified opposite its name on Schedule I hereto or specified pursuant to Section 8.6(a); if to the Borrower, as specified opposite its name on Schedule II hereto; and if to Citibank, as Administrative Agent, to its address at 399 Park Avenue, New York, New York 10043, (telecopier number: (302) 894-6120), Attention: Bilal Aman, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849; telex number 127001 (Attn: Route Code HOUAA)),
Attention: The Williams Companies, Inc. Account Officer, or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.6(a) (or other telecopy number specified by such party in a written notice to the other parties hereto), delivered to the telegraph company, telexed to any party to the telex number set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.6(a) (or other telex number designated by such party in a written notice to the other parties hereto), confirmed by telex answerback, or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement or of any amendment or waiver of any provision of this Agreement or any Schedule or Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         Section 8.3 No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Note or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 8.4 Costs and Expenses. (i) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Arranger and the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, if any, and the other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and any Note, and (ii) the Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Administrative Agent and each Bank in connection with the enforcement (whether before or after the occurrence of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against the Borrower of any Note of the Borrower or this Agreement and the other documents to be delivered by the Borrower under this Agreement.

         (a) If any payment (or purchase pursuant to Section 2.11(c)) of principal of, or Conversion of, any Eurodollar Rate Advance made to the Borrower is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment pursuant to Section 2.10 or 2.12 or acceleration of the maturity of the Advances pursuant to Section 6.1 or for any other reason or as a result of any purchase pursuant to Section 2.11(c) or any Conversion, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment, purchase or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

         (b) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger and each Bank and each of their respective directors, officers, employees and agents from and against any and all claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger or such Bank or any such director, officer, employee or agent (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not any of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger, such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with this Agreement or any transaction in which any proceeds of all or any part of the Advances are applied (other than any such claim, damage, liability or expense to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, either the party seeking indemnity under this Section 8.4(c) or any of its directors, officers, employees or agents).

         Section 8.5 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of
Section 6.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes, if any, held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

         Section 8.6 Binding Effect; Transfers. (a) This Agreement shall become effective when it shall have been executed by the Borrower, the Syndication Agent, the Documentation Agent and the Administrative Agent and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Administrative Agent, has sent to the Administrative Agent a facsimile copy of its signature hereon or has notified the Administrative Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns; provided that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of all of the Banks. Each Bank may assign to one or more banks, financial institutions or government entities all or any part of, or may grant participations to one or more banks, financial institutions or government entities in or to all or any part of, any Advance or Advances owing to such Bank, any Note or Notes held by such Bank and all or any portion of such Bank's Commitments, and to the extent of any such assignment or participation (unless otherwise stated therein), the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Note or Notes as it would have if it were such Bank hereunder; provided that, except in the case of an assignment meeting the requirements of the next sentence hereof, (1) such Bank's obligations under this Agreement, including, without limitation, its Commitment hereunder, shall remain unchanged, such Bank shall remain responsible for the performance thereof, such Bank shall remain the holder of any such Note or Notes for all purposes under this Agreement, and the Borrower, the other Banks and the Administrative Agent shall continue to deal solely with and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (2) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of any Commitment of such Bank; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances; (iii) any reduction of any fee or other amount payable hereunder to such Bank; or (iv) any postponement of any date fixed for any payment of principal of, or interest on, such Bank's Advance or Advances or Note or Notes or any fee or other amount payable hereunder to such Bank.

         If (I) the assignee of any Bank either (1) is another Bank or is an affiliate of a Bank or (2) is approved in writing by the Administrative Agent and the Borrower (which approvals shall not be unreasonably withheld) or (3) is approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld) and an Event of Default exists and (II) such assignee assumes all or any portion (which portion shall be a constant, and not a varying, percentage, and the amount of the Commitment assigned, whether all or a portion, shall be in a minimum amount of $10,000,000 or such lesser amount as shall represent the entire remaining interest of such assigning Bank or as may be otherwise approved in writing by the Administrative Agent and the Borrower for such assignment) of the Commitment of such assigning Bank by executing a document in the form of Exhibit F (or with such changes thereto as have been approved in writing by the Administrative Agent in its sole discretion as evidenced by its execution thereof) duly executed by the Administrative Agent, the Borrower (unless an Event of Default exists or the Borrower has relinquished the right to approve the assignment pursuant to Section 8.6(b)), such assigning Bank and such assignee and delivered to the Administrative Agent ("Transfer Agreement"), then upon such delivery, (i) such assigning Bank shall be released from its obligations under this Agreement with respect to all or such portion, as the case may be, of its Commitments; (ii) such assignee shall become obligated for all or such portion, as the case may be, of such Commitments and all other obligations of such assigning Bank hereunder with respect to or arising as a result of all or such portion, as the case may be, of such Commitments; (iii) such assignee shall be assigned the right to vote or consent under this Agreement, to the extent of all or such portion, as the case may be, of such Commitments; (iv) the Borrower shall deliver, in replacement of any Note of the Borrower then outstanding which may have been executed to the order of such assigning Bank or as may be requested by the assignee or the assigning Bank (a) to such assignee upon its request or as required by Section 2.9, a new Note of the Borrower in the amount of the Commitment of such assigning Bank which is being so assumed by such assignee plus, in the case of any assignee which is already a Bank hereunder, the amount of such assignee's Commitment immediately prior to such assignment (any such assignee which is already a Bank hereunder agrees to mark "Exchanged" and return to the Borrower, with reasonable promptness following the delivery of such new Note, the Note being replaced thereby, if any), (b) to such assigning Bank upon its request or as required by
Section 2.9, a new Note in the amount of the balance, if any, of the Commitment of such assigning Bank to the Borrower retained by such assigning Bank (and such assigning Bank agrees to mark "Exchanged" and return to the Borrower, with reasonable promptness following delivery of such new Notes, the Note being replaced thereby), and (c) to the Administrative Agent, photocopies of such new Notes, if any; (v) if such assignment is of all of such assigning Bank's Commitment, all of the outstanding Advances made by such assigning Bank shall be transferred to such assignee; (vi) if such assignment is not of all of such Commitments, a part of each Advance to the Borrower equal to the amount of such Advance multiplied by a fraction, the numerator of which is the amount of such portion of such assigning Bank's Commitment so assumed and the denominator of which is the amount of the Commitment of such assigning Bank immediately prior to such assumption, shall be transferred to such assignee and evidenced by such assignee's Note from the Borrower, if requested or required by Section 2.9, and the balance of such Advance shall be evidenced by such assigning Bank's new Note, if any, from the Borrower delivered pursuant to clause (iv)(b) of this sentence; (vii) if such assignee is not a "Bank" hereunder prior to such assignment, such assignee shall become a party to this Agreement as a Bank and shall be deemed to be a "Bank" hereunder and the amount of all or such portion, as the case may be, of the Commitment so assumed shall be deemed to be the amount set opposite such assigning Bank's name on Schedule IV for purposes of this Agreement and (viii) if such assignee is not a Bank hereunder prior to such assignment, such assignee shall be deemed to have specified the offices of such assignee named in the respective Transfer Agreement as its "Domestic Lending Office" and "Eurodollar Lending Office" for all purposes of this Agreement and to have specified for purposes of Section 8.2 the notice information set forth in such Transfer Agreement; and the Administrative Agent shall promptly after execution of any Transfer Agreement by the Administrative Agent and the other parties thereto notify the Banks of the parties to such Transfer Agreement and the amounts of the assigning Bank's Commitment assumed thereby.

         (b) Notwithstanding any provision of subsection (a) above, each Bank hereby agrees that it will not assign its Advances or Commitments, in whole or in part, or grant a participation in its Advances or Commitments, to any bank, financial institution or governmental entity prior to the closing of the primary syndication, except for assignments of Advances and Commitments to such Bank's affiliates or assignments of Advances and Commitments pursuant to such primary syndication, which primary syndication shall not occur prior to October 15, 2001.

         (c) The Borrower agrees to promptly execute the Transfer Agreement pertaining to any assignment as to which approval by the Borrower of the assignee is not required by clause (I) of the last paragraph of Section 8.6(a).

         (d) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") with the consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Administrative Agent and the Borrower, the option to fund all or any part of any Advance that such Designating Bank is obligated to fund pursuant to this Agreement; provided that, no Designating Bank shall have granted at any one time such option to more than one SPC and further provided that (i) such Designating Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the

Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including, without limitation, its obligations under Section 2.14). The making of an Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Advance were made by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 8.6, an SPC may not assign its interest in any Advance except that, with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Advances to the Designating Bank or to any financial institutions (consented to by the Borrower and Administrative Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrower, the Administrative Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrower. This section may not be amended without the written consent of any SPC. which shall have been identified to the Administrative Agent and the Borrower.

         (e) Any Bank may assign, as collateral, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement or any of the Advances to any Federal Reserve Bank or any other Person without notice to or consent of the Borrower or the Administrative Agent.

         Section 8.7 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 8.8 Interest. It is the intention of the parties hereto that the Administrative Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Administrative Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with or as security for this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Administrative Agent or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with or as security for this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Administrative Agent or such Bank, as the case may be, be credited by the Administrative Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Administrative Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Administrative Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Administrative Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Administrative Agent or such Bank, as the case may be, be credited by the Administrative Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower.

         Section 8.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 8.10 Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or any officer of the Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of the Notes, if any, and the making of the Advances regardless of any investigation. The indemnities and other payment obligations of the Borrower set forth in Sections 2.11, 2.14 and 8.4, and the indemnities by the Banks in favor of the Administrative Agent and its officers, directors, employees and agents, will survive the repayment of the Advances and the termination of this Agreement.

         Section 8.11 Borrower's Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of the Borrower in U.S. dollars held by such Bank, by giving notice to the Administrative Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, the Borrower shall pay the balance of such insufficiency in accordance with this Agreement.

         Section 8.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of the Borrower (other than to employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Bank) any information with respect to the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Administrative Agent or the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Commitments or Advances or any interest therein by such Bank or the grant of an option to an SPC to fund any Advance, provided that such prospective transferee executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 8.12, and provided further that if the contemplated transfer is a grant of a participation in a Note (and not an assignment), no such information shall be authorized to be delivered to such participant pursuant to this clause (e) except (i) such information delivered pursuant to
Section 4.1(e) or Section 5.1(b) (other than paragraph (iv) thereof) and if the contemplated transfer is a grant of an option to fund Advances to an SPC pursuant to Section 8.6(d), such SPC may disclose, on a confidential bases, any non-public information relating to Advances funded by it to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC, and (ii) if prior notice of the delivery thereof is given to the Borrower, such information as may be required by law or regulation to be delivered, (f) in connection with the exercise of any remedy by such Bank following an Event of Default pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (g) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (h) to any Bank or the Administrative Agent, or (i) to any affiliate of any Bank, provided that such affiliate executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 8.12.

         Section 8.13 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 8.14 Miscellaneous. This Agreement shall become effective in accordance with the first sentence of Section 8.6(a).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.




                             BORROWER:

                             THE WILLIAMS COMPANIES, INC.



                             By:
                                 ----------------------------------------------
                             Name:       James G. Ivey
                             Title:      Treasurer



                             ADMINISTRATIVE AGENT:

                             CITIBANK, N.A., as Administrative Agent



                             By:
                                 ----------------------------------------------
                                            Authorized Officer



                             SYNDICATION AGENT:

                             MERRILL LYNCH & CO., as Syndication Agent



                             By:
                                 ----------------------------------------------
                                            Authorized Officer



                             DOCUMENTATION AGENT:

                             LEHMAN COMMERCIAL PAPER INC., as
                             Documentation Agent



                             By:
                                 ----------------------------------------------
                                            Authorized Signatory



                             BANKS:

                             CITIBANK, N.A.



                             By:
                                 ----------------------------------------------
                                            Authorized Officer



                             MERRILL LYNCH CAPITAL CORPORATION



                             By:
                                 ----------------------------------------------
                                            Authorized Officer



                             MERRILL LYNCH BANK USA.



                             By:
                                 ----------------------------------------------
                                            Authorized Officer



                             LEHMAN COMMERCIAL PAPER INC.



                             By:
                                 ----------------------------------------------
                                            Authorized Signatory

                                   Schedule I

                           APPLICABLE LENDING OFFICES



                                                    Domestic                                    Eurodollar
          Name of Bank                           Lending Office                               Lending Office

Citibank N.A.                      Citibank N.A.                                Citibank N.A.
                                   399 Park Avenue                              399 Park Avenue
                                   New York, New York  10043                    New York, New York  10043

                                   Notices:                                     Notices:
                                   Citibank, N.A.                               Citibank, N.A.
                                   399 Park Avenue                              399 Park Avenue
                                   New York, New York  10043                    New York, New York  10043
                                   Telecopier:  (212) 527-1084                  Telecopier:  (212) 527-1084
                                   Telex:  None                                 Telex:  None
                                   Attn:  Christine Grundel                     Attn:  Christine Grundel
                                   Dept:  Medium Term Finance                   Dept:  Medium Term Finance

                                   with copies to:                              with copies to:
                                   Citicorp North America, Inc.                 Citicorp North America, Inc.
                                   1200 Smith Street, Suite 2000                1200 Smith Street, Suite 2000
                                   Houston, Texas  77002                        Houston, Texas  77002
                                   Telecopier:  (713) 654-2849                  Telecopier:  (713) 654-2849
                                   Telex:  127001                               Telex:  127001
                                   (Attn. Route Code HOUAA)                     (Attn. Route Code HOUAA)
                                   Attn:   The Williams Companies, Inc.         Attn:   The Williams Companies, Inc.
                                           Account Officer                              Account Officer


Merrill Lynch Capital Corporation  Merrill Lynch Capital Corporation            Merrill Lynch Capital Corporation
                                   ================================             ================================
                                   Telecopier:  __________________              Telecopier:  __________________
                                   Telex:  ____________________                 Telex:  ____________________
                                   Attn:  ____________________                  Attn:  ____________________

Merrill Lynch Bank USA             Merrill Lynch Bank USA                       Merrill Lynch Bank USA
                                   ================================             ================================
                                   Telecopier:  __________________              Telecopier:  __________________
                                   Telex:  ____________________                 Telex:  ____________________
                                   Attn:  ____________________                  Attn:  ____________________
Lehman Commercial Paper Inc.       Lehman Commercial Paper Inc.                 Lehman Commercial Paper Inc.
                                   ================================             ================================
                                   Telecopier:  __________________              Telecopier:  __________________
                                   Telex:  ____________________                 Telex:  ____________________
                                   Attn:  ____________________                  Attn:  ____________________

                                   Schedule II

                              BORROWER INFORMATION

Borrower                          Information for Notices

The Williams Companies, Inc.      The Williams Companies, Inc.
                                  One Williams Center, Suite 5000
                                  Tulsa, Oklahoma 74172
                                  Attention:   Patti J. Kastl
                                  Telecopier:  (918) 573-2065
                                  Telephone:   (918) 573-2172
                                  E-mail:      patti.kastl@williams.com

                                  Schedule III

                            PERMITTED BORROWER LIENS


a) Any purchase money Lien created by the Borrower or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable the Borrower or any of its Subsidiaries to acquire the property secured by such Lien); provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by the Borrower or any of its Subsidiaries, whether or not assumed by the Borrower or any of its Subsidiaries, and any Lien on any property acquired or constructed by the Borrower or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by the Borrower or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by the Borrower or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Borrower or any of its Subsidiaries and created not later than 12 months after
         (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of the Borrower at the time it becomes a Subsidiary of the Borrower.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's or other similar liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of the Borrower or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of the Borrower or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of the Borrower.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by the Borrower or any of its Subsidiaries of any business or the exercise by the Borrower or any of its Subsidiaries of any privilege or license, (ii) to enable the Borrower or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to the Borrower or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by the Borrower or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of the Borrower on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Borrower nor any other

         Subsidiary of the Borrower shall assume or guarantee such loans or otherwise be liable in respect thereto.

k) Liens incurred in the ordinary course of business upon rights-of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

n) The Lien of taxes and assessments which are not at the time delinquent.

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or the relevant Subsidiary of the Borrower, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of the Borrower and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Borrower or any of its Subsidiaries, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary.

s) Easements, exceptions or reservations in any property of the Borrower or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Borrower or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary.

u) Any obligations or duties, affecting the property of the Borrower or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for the Borrower and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.

x) Any Lien on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by the Borrower or any of its Subsidiaries for cash.

z) Any Lien not permitted by paragraphs (a) through (y) above or (aa) or (bb) below securing Debt of the Borrower and its Subsidiaries or securing any Debt of the Borrower and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of the Borrower and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above or (aa) or (bb) below plus the amount of Attributable Obligations of the Borrower and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.2(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of the Borrower plus
         (ii) Debt of the Borrower and its Subsidiaries on a Consolidated basis.

aa) Any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Borrower is successor in interest; and the obligations of the Borrower to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

bb) Any Lien created by the Borrower or any of its Subsidiaries on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Borrower or any of its Subsidiaries to finance gas exploration and development, which Lien is created to secure only indebtedness incurred to finance such advances.



                                   Schedule IV

                                   COMMITMENTS

                               as of June 11, 2001

============================================================================== ============================
                                Banks Commitment
------------------------------------------------------------------------------ ----------------------------
Citibank, N.A.                                                                             $500,000,000.00
------------------------------------------------------------------------------ ----------------------------
Merrill Lynch Capital Corporation                                                          $300,000,000.00
------------------------------------------------------------------------------ ----------------------------
Lehman Commercial Paper Inc.                                                               $500,000,000.00
------------------------------------------------------------------------------ ----------------------------
Merrill Lynch Bank USA                                                                     $200,000,000.00
============================================================================== ============================
COMMITMENTS                                                                              $1,500,000,000.00
============================================================================== ============================


                                   Schedule V

                                RATING CATEGORIES


                                                                                                    Applicable
   Rating Category         S&P or Moody's ratings of the senior unsecured        Applicable         Commitment
   of the Borrower                 long-term debt of the Borrower*                 Margin            Fee Rate

         One            A or better by S&P or A2 or better by Moody's                .500%            .075%
         Two            A-by S&P or A3 by Moody's                                    .625%            .085%
        Three           BBB+ by S&P or Baa1 by Moody's                               .750%            .095%
         Four           BBB by S&P or Baa2 by Moody's                                .875%            .10%
         Five           BBB- by S&P and Baa3 by Moody's                             1.125%            .15%
         Six            BBB- by S&P or Baa3 by Moody's                              1.500%            .20%
        Seven           Borrower is Unrated or none of the above applies to         2.000%            .25%
                        Borrower

----------

*If split-rated, the higher rating will apply.


                                   Schedule VI

                    ENVIRONMENTAL MATTERS RELATING TO TARGET

                                      None.

                                    Exhibit A

                                 PROMISSORY NOTE



U.S. $__________________                                       June 11_, 2001

         FOR VALUE RECEIVED, the undersigned, The Williams Companies, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on the Stated Termination Date (as defined in the Credit Agreement referred to below), the principal amount of $______________, or, if less, the aggregate principal amount of the Advances (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Stated Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds.

         This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of that certain Credit Agreement, dated as of June 11, 2001 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Bank, certain other financial institutions parties thereto, Merrill Lynch & Co., as Syndication Agent, Lehman Commercial Paper Inc., as Documentation Agent, and Citibank, N.A., as Administrative Agent for the Bank and such other financial institutions. The Credit Agreement provides, among other things, for (i) the making of advances to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, (ii) acceleration of the maturity hereof upon the happening of certain stated events and (iii) prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                          THE WILLIAMS COMPANIES, INC.



                           By:
                                -----------------------------------------------
                           Name:      James G. Ivey
                           Title:     Treasurer

                       ADVANCES AND PAYMENTS OF PRINCIPAL



====================================================================================================================
                                           Amount Of Principal      Unpaid Principal
       Date           Amount Of Advance      Paid Or Prepaid            Balance              Notation Made By
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
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--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
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--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

                                    Exhibit B

                               NOTICE OF BORROWING

                                                                  [Date]




Citibank, N.A., as Administrative Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

         Attention:        Bilal Aman

Ladies and Gentlemen:

         The undersigned, The Williams Companies, Inc. (the "Borrower"), (a) refers to that certain Credit Agreement, dated as of June 11, 2001 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, certain Banks parties thereto, Merrill Lynch & Co., as Syndication Agent, Lehman Commercial Paper Inc., as Documentation Agent, and Citibank, N.A., as Administrative Agent for such Banks; (b) hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and (c) in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 (a) of the Credit Agreement:

     (i)   The Business Day of the Proposed Borrowing is ______________, 19____.

     (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

     (iii) The aggregate amount of the Proposed Borrowing is $__________________.

     (iv) The proceeds of such Borrowing will be used as set forth in subclause[s] [i] [ii] [and] [iii] of Section 5.2(k).

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (a) the representations and warranties contained in Section 4.1 of the Credit Agreement as to the Borrower and its Subsidiaries are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

     (b) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

     (c) the senior unsecured debt of the Borrower is rated _____ by S&P and ____ by Moody's; and

     (d) after giving effect to the Proposed Borrowing and all other Borrowings which have been requested on or prior to the date of the Proposed Borrowing but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to the Borrower (computed without regard to any B Reduction).


                          Very truly yours,

                          THE WILLIAMS COMPANIES, INC.


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------


cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn:    The Williams Companies, Inc.
                  Account Officer

                                    Exhibit E

                    INVESTMENTS DESCRIBED IN PARAGRAPH 5.2(e)
                             OF THE CREDIT AGREEMENT


Various immaterial intercompany receivables between TWC or its Subsidiaries and the WCG Subsidiaries for services rendered, which are settled on a reasonably prompt basis. Services are rendered to the WCG Subsidiaries by TWC or its Subsidiaries pursuant to certain intercompany services agreements, the most significant of which are filed as exhibits to WCG's Form 8-K dated March 31, 2001.

As of June 11, 2001, TWC's investment in WCG consists of 21,200,857 shares of Class B common stock.

                                   Exhibit E-1

                      ASSETS SUBJECT TO SALE AND LEASE-BACK
                    TRANSACTION DESCRIBED IN PARAGRAPH 5.2(e)
                               OF CREDIT AGREEMENT

The Borrower is in negotiations with Williams Communications Group, Inc. regarding the terms and conditions of a Sale and Leaseback transaction which would include the assets described below.

Assets to be subject to the Sale and Lease-back transaction:

                   WILLIAMS TECHNOLOGY CENTER

                   The (a) real property and structures located east of the existing Bank of Oklahoma Tower at One Williams Center, Tulsa, Oklahoma commonly known as the Williams Technology Center (the "Center"), Tech Center Parking Garage (including the "La Petite" parcel) (located at First Street and Cincinnati Avenue), Skywalk, Skywalk Support and Skywalk Support Parcel (the "Realty") and (b) the personal property and fixtures generally comprised of the furniture, fixtures and equipment as are located or to be located upon or affixed or to be affixed to the Realty (the "FF&E").


                   AIRCRAFT

                   The Aircraft shall include the three (3) aircraft identified as follows:


                   Citation X (N358WC)

                   Citation V (N352WC)

                   Citation Excel (N359WC)

                                    Exhibit F

                               TRANSFER AGREEMENT


         This Transfer Agreement, dated as of ___________________ (this "Agreement"), is made by and among (a) The Williams Companies, Inc., a Delaware corporation ("Borrower"); (b) Citibank, N.A., as Administrative Agent for the banks party to that certain Credit Agreement, dated as of June 11, 2001 (as may be amended from time to time, the "Credit Agreement"), by and among the Borrower, Merrill Lynch & Co., as Syndication Agent, Lehman Commercial Paper Inc., as Documentation Agent, such Administrative Agent and such banks; (c) ___________________ ("Assignor") and (d) _______________ ("Assignee"). In
consideration of the mutual covenants herein contained, the parties hereto agree as set forth herein.

         1. Transfer. Pursuant to the last sentence of Section 8.6(a) of the Credit Agreement, Assignor hereby assigns to Assignee (without representation or warranty to Assignee and without Assignee having recourse against Assignor as a result of such assignment), and Assignee hereby assumes, a constant ____% of each of the Assignor's Commitments to the Borrower under the Credit Agreement, such assignment from Assignor to Assignee being [all of Assignor's Commitments to the Borrower][$___________ of Assignor's $____________ Commitment to the Borrower] (the amount of such Commitment to the Borrower so assigned is called the "Assigned Portion" of such Commitment). [The Assignee is already a Bank under the Credit Agreement with a Commitment of $___________ to the Borrower prior to the assumption contemplated hereby.] [The Assignee is hereby approved by the Administrative Agent [and the Borrower] for purposes of the assignment and assumption contemplated hereby.] As contemplated by such Section 8.6, it is hereby agreed that:

     (i) the Assignor is hereby released from all of its obligations under the Credit Agreement with respect to or arising as a result of the Assigned Portions of its Commitment assigned hereby;

     (ii) the Assignee hereby becomes obligated for the Assigned Portions of such Commitment and all other obligations of the Assignor (including, without limitation, obligations to the Administrative Agent under Section 7.5 of the Credit Agreement or otherwise) under the Credit Agreement with respect to or arising as a result of the Assigned Portions of such Commitments;

     (iii) the Assignee is hereby assigned the right to vote or consent under the Credit Agreement and the other rights and obligations of the Assignor under the Credit Agreement, in each case to the extent of the Assigned Portions of such Commitment;

     (iv) The Borrower, contemporaneously with its execution and delivery hereof, will deliver, in replacement of the Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ Note)] (a) to the Assignee, a new Note in the amount of $____________ [(and the Assignee agrees to cancel and return to the Borrower, with reasonable promptness following such delivery, the Note of the Assignee being replaced thereby)], (b) to the Assignor, a new Note in the amount of $____________ (and the Assignor agrees to cancel and return to the Borrower, with reasonable promptness following delivery of such new Note, the Note of the Assignor being replaced thereby), and (c) to the Administrative Agent, photocopies of all such new Notes and of all such canceled Notes;

     (v) [inasmuch as there are currently no outstanding Advances, no transfer of Advances is hereby made];

     (vi) [$__________ of the Assignor's outstanding Advances to the Borrower are hereby transferred to the Assignee, which amounts represent [the aggregate amount of all of the Assignor's outstanding Advances to the Borrower respectively,] [the amount of the assigned portions of the outstanding Advances of the Assignor to the Borrower being hereby assigned to Assignee a portion of each such Advance with the assigned portion of each such Advance being equal to the amount of such Advance multiplied by a fraction, the numerator of which is the amount of the Assignor's Commitments assumed hereby by the Assignee and the denominator of which is the amount of the Assignor's Commitments immediately prior to such assumption]; [and]

     (vii) the Assignee hereby confirms that it is a party to the Credit Agreement as a Bank and agrees that after giving effect to this Agreement its Commitments will be $_______________ to the Borrower; [and]

     (viii) the Assignee hereby specifies the following offices as its Applicable Lending Offices under the Credit Agreement:

                Domestic                             Eurodollar
             Lending Office                        Lending Office

         Attention:______________                Attention:______________
         Telephone:______________                Telephone:______________
         Telecopy:______________                 Telecopy:______________
         Answerback:_____________                Answerback:_____________

     (ix) [the Assignee hereby specifies the following as its address for notices and communications under the Credit Agreement:

                    [Assignee]
                    Attention: ______________________
                    Telephone: _____________________
                    Telecopy: ______________________
                    Answerback: ____________________]

2.       Miscellaneous.

         2.1 Amendments, Etc. This Agreement shall not be amended, waived or otherwise modified except in writing executed by the parties hereto.

         2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         2.3 Definitions. Capitalized terms used herein which are defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

         2.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.5 Effective Date. This Agreement shall be effective as of the date first above written for purposes of computation of commitment fees under the Credit Agreement and for all other relevant purposes.

         2.6 Assignee Credit Decision. The Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note, the Credit Agreement or this Agreement.

         2.7 Indemnity. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including without limitation reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed by Assignee under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


[NAME OF ASSIGNEE]                                            THE WILLIAMS COMPANIES, INC.




By:                                                           By:
                                                                         ------------------------------------------------
Name:                                                         Name:
                                                                         ------------------------------------------------
Title:                                                        Title:
                                                                         ------------------------------------------------


[NAME OF ASSIGNOR]                                            CITIBANK, N.A., as Administrative Agent




By:                                                           By:
        ---------------------------------------------                    ------------------------------------------------
Name:                                                         Name:
        ---------------------------------------------                    ------------------------------------------------
Title:                                                        Title:
        ---------------------------------------------                    ------------------------------------------------


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